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                                                       Exhibit 3
       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Massachusetts Tax Exempt Income Fund - Class A Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  10/23/89


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,037    $1,295
$1,878

T    =    Average Annual Total Return   3.74%          5.32%
7.60%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $1,386,114

Expenses                      $225,433

Reimbursement                 $0.00

Average shares                30,522,756

NAV                           $9.61

Sales Charge                  4.75%

POP                           $10.09

Yield at POP                  4.57%



                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)
4.57 / (1 - 42.72%) = 8.60%


Fund name: Massachusetts Tax Exempt Income Fund - Class B Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  07/15/93


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,032    $1,292
$1,847

T    =    Average Annual Total Return   3.27%          5.27%
7.40%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $490,607

Expenses                      $135,294

Reimbursement                 $0.00

Average shares                10,824,589

NAV                           $9.60

Maximum Contingent Deferred
     Sales Charge             5.0%

Yield at NAV                  4.14%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.14 / (1 - 42.72%) = 7.79%

Fund name: Massachusetts Tax Exempt Income Fund - Class M Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  04/17/95


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,050    $1,294
$1,845

T    =    Average Annual Total Return   5.05%          5.30%
7.39%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $12,352

Expenses                      $2,639

Reimbursement                 $0.00

Average shares                271,851

NAV                           $9.61

Sales Charge                  %3.25

POP                           $9.93

Yield at POP                  4.36%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)

4.36 / (1 - 42.72%) = 8.20%



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